UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

Ekso Bionics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-181229	99-0367049
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

1-510-984-1761

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information contained in Item 3.02 below is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

On February 6, 2014, Ekso Bionics Holdings, Inc. (the “Company”) completed a third and final closing of the private placement offering (the “PPO”) previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2014, which is incorporated by reference herein. The Company issued and sold 2,863,500 additional Units of securities, at a purchase price of $1.00 per Unit, each Unit consisting of one share of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and a warrant to purchase one share of Common Stock at an exercise price of $2.00 per share and with a term of five years (the “PPO Warrants”).

The aggregate additional gross proceeds from the third and final closing of the PPO were $2,863,500 (before deducting placement agent fees and expenses estimated at approximately $286,350).

Investors in the Units have weighted average anti-dilution protection with respect to the shares of Common Stock included in the Units if within 24 months after the final closing of the PPO the Company shall issue additional shares of Common Stock or Common Stock equivalents (subject to customary exceptions, including but not limited to issuances of awards under the Company’s 2014 Equity Incentive Plan) for consideration per share less than $1.00. The PPO Warrants have weighted average anti-dilution protection, subject to customary exceptions. Investors in the Units will become parties to the Registration Rights Agreement dated January 15, 2014 by and between the Company and the investors party thereto, which was previously described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2014.

As previously disclosed, the PPO was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided by Regulation D promulgated by the SEC thereunder. The PPO was sold to “accredited investors,” as defined in Regulation D, and was conducted on a “best efforts” basis.

The Company paid the placement agent in the PPO, Gottbetter Capital Markets, LLC (the “Placement Agent”), a registered broker-dealer, cash commissions of 10% of funds raised and issued to it warrants to purchase a number of shares of Common Stock equal to 10% (or 2% in the case of certain named investors) of the number of shares of Common Stock included in the Units sold in the PPO, with a term of five (5) years and an exercise price of $1.00 per share (the “PPO Agent Warrants”). The PPO Agent Warrants have weighted average anti-dilution protection, subject to customary exceptions. Any sub-agent of the Placement Agent that introduced investors to the PPO was entitled to share in the cash fees and warrants attributable to those investors as described above.

All descriptions of the Subscription Agreement, the PPO Warrants, the PPO Agent Warrants and the Registration Rights Agreement herein are qualified in their entirety by reference to the text thereof filed as exhibits 10.5, 10.8, 10.9 and 10.10, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2014.

Item 9.01  Financial Statements and Exhibits.

In reviewing the agreements included or incorporated by reference as exhibits to this Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

(d) Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement between the Registrant and the investors party thereto (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on January 23, 2014)

10.2	Form of PPO Warrant for Common Stock of the Registrant (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on January 23, 2014)

10.3	Form of PPO Agent Warrant for Common Stock of the Registrant (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on January 23, 2014)

10.4	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed on January 23, 2014)

10.5	Placement Agency Agreement, dated December 5, 2013, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K filed on January 23, 2014)

10.6	Amendment to Placement Agency Agreement, dated January 28, 2014, between the Registrant and Gottbetter Capital Markets, LLC (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on January 31, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

Dated: February 6, 2014	By:	/s/ Nathan Harding
	Name:	Nathan Harding
	Title:	Chief Executive Officer